UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2011

(Date of Report)

June 10, 2011

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2011, International Paper Company’s Board of Directors elected Joan E. Spero as a director. Ms. Spero has served in the U.S. Department of State as Undersecretary for Economic, Business and Agricultural Affairs and as Ambassador to the United Nations for Economic and Social Affairs. She has held leadership positions at American Express in Corporate Strategy and Corporate Affairs over a span of 12 years, and from 1997 to 2008, she served as President of the Doris Duke Charitable Foundation. Ms. Spero is currently a Senior Research Scholar at Columbia University’s School of International and Public Affairs.

She currently is a member of IBM’s board of directors, a Trustee of both the Council on Foreign Relations and the Wisconsin Alumni Research Foundation, and a Trustee Emeritus of Columbia University and Amherst College. Previously, Ms. Spero served on the board of directors of ING Groep N.V., Delta Air Lines Inc., and First Data Corporation. Ms. Spero earned a masters degree and a doctorate from Columbia University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Sharon R. Ryan
	Name:	Sharon R. Ryan
	Title:	Vice President, Acting General Counsel and Corporate Secretary

Date: June 10, 2011